Exhibit 10.12

WAIVER AND THIRD AMENDMENT TO LOAN DOCUMENTS

This Waiver and Third Amendment to Loan Documents (this “Amendment”) is dated April 10, 2018, and is between PSYOP MEDIA COMPANY, LLC, a Delaware limited liability company, having its chief executive office at 45 Howard Street, Floor 5, New York, New York 10013 (“Borrower”) and BNB BANK, f/k/a Bridgehampton National Bank, as successor by merger to Community National Bank, a New York State chartered bank having an office at 2200 Montauk Highway, Bridgehampton, New York 11932 (“Lender”).

RECITALS

Borrower and Lender are parties to a certain Amended and Restated Loan Agreement dated April 23, 2015 (as amended, the “Loan Agreement”). Capitalized terms not defined in this Amendment are used as defined in the Loan Agreement.

Borrower has informed Lender that Borrower has formed Psyop Media Company UK Limited, a company incorporated in England and Wales with registered number 11272866 (“Psyop UK”), for the purpose of acquiring from Mark Stewart Graham (the “Seller”) forty percent (40%) of the entire fully diluted share capital in Broken Bone Club Limited, a company incorporated in England and Wales with registered number 09986693 (the “Broken Bone Shares”). In connection with Psyop UK’s acquisition of the Broken Bone Shares (the “Transaction”), Psyop UK desires to issue vendor loan notes in an aggregate principal amount of £1,000,000 to the Seller in consideration for the 80% of the purchase price of the Broken Bone Shares (the “Loan Notes”) and Borrower desires to guaranty to Seller payment of the Loan Notes by Psyop UK to Seller pursuant to that certain Loan Note Instrument, dated the date hereof, among Borrower, Psyop UK and Seller (the “Loan Note Instrument”). Psyop UK is a wholly owned Subsidiary of Psyop Media Company UK Holdings, Inc., a Delaware corporation (“Psyop Holdings”). Psyop Holdings is a wholly owned Subsidiary of Borrower.

Borrower has requested Lender to waive the provisions of (w) Section 10(c) of the Loan Agreement, to permit Borrower to enter into the Loan Note Instrument; (x) Section (9)(k)(i) of the Loan Agreement, to waive the requirement to provide security over Psyop UK as a Pledge Subsidiary; (y) Section 10 (j) of the Loan Agreement, to permit Borrower to form Psyop UK, to permit Psyop Holdings to acquire the share capital of Psyop UK, and to permit Borrower to make an indirect cash investment in Psyop UK of not more than £1,250,000; and (z) Section 10(e) of the Loan Agreement, to permit Psyop Holdings to acquire the share capital of Psyop UK, and Lender has agreed to do so upon and subject to the terms, conditions and provisions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Waiver. In reliance upon the representations and warranties set forth in Article 10 and subject to the satisfaction of the conditions to effectiveness set forth in Article 9, Lender hereby waives (w) compliance with Section 10(c) of the Loan Agreement to permit Borrower to guaranty to Seller the payment by Psyop UK of the Loan Notes as set forth in the Loan Note Instrument as in effect on the date hereof; (x) the requirement under Section (9) (k)(i) of the

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Loan Agreement to provide security over Psyop UK as a Pledge Subsidiary; (y) compliance with Section 10(j) of the Loan Agreement to permit Borrower to form Psyop UK, to permit Psyop Holdings to acquire the share capital of Psyop UK, and to permit Borrower to make an indirect cash investment in Psyop UK of not more than £1,250,000, such investment to consist solely of payments made if, as and when required under the Loan Note Instrument as permitted by the terms of this Agreement and the Subordination Agreement, as defined below (the “Newco Formation Investment”); and (z) compliance with Section 10(e) of the Loan Agreement to permit Psyop Holdings to acquire the share capital of Psyop UK. This is a limited waiver and shall not be deemed to constitute a waiver of any other provision of the Loan Documents.

2. Section 1(b) of the Loan Agreement. Section 1(b) of the Loan Agreement is hereby amended by adding the following new defined terms in appropriate alphabetical order:

“Broken Bone” means Broken Bone Club Limited, a company incorporated in England and Wales with registered number 09986693.

“Loan Notes” means the £1,000,000 principal amount 3% fixed rate guaranteed secured loan notes due 2022 issued by Psyop UK.

“Psyop UK” means Psyop Media Company UK Limited, a company incorporated in England and Wales with registered number 11272866.

“Share Purchase Agreement” means that certain Share Purchase Agreement, dated April 10, 2018, between Psyop UK and Mark Stewart Graham (“Graham”) in respect of the purchase by Psyop UK from Graham of forty percent (40%) of the entire fully diluted share capital in Broken Bone.

3. Section 9(d) of the Loan Agreement. Clause (v) of Section 9(d) of the Loan Agreement is hereby amended and restated in its entity to read as follows:

(v) promptly upon Lender’s request therefor, such other information relating to Obligors or any Person in which any Obligor directly or indirectly owns any Equity Interests, as Lender may from time to time reasonably request.

4. Article 9 of the Loan Agreement. Article 9 of the Loan Agreement is hereby amended by (x) adding and” in place of the period at the end of Section 9(p); and (y) adding the following new Section 9(q):

(q) Broken Bone Events. Promptly (and in any event within five Business Days after Borrower the occurrence of the same) give notice to Lender of any default or claim for indemnification by either party thereto under the Share Purchase Agreement, and promptly (and in any event at least five Business Days prior to the occurrence of the same) give notice to Lender of the acquisition by Psyop UK of any additional share capital of Broken Bone.

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5. Section 10(d) of the Loan Agreement. Section 10(d) of the Loan Agreement is hereby amended by replacing “Make any loans or advances to any Person other than:” with “Make any loans or advances to, acquire any Debt of, or make any investment (by way of contribution of capital or otherwise) in, any Person other than:”,

6. Schedule 8(h) of the Loan Agreement. Schedule 8(h) of the Loan Agreement is hereby amended and replaced in its entirety by Schedule 8(h) to this Amendment.

7. Confirmation by Borrower.

(a) Borrower hereby confirms and agrees that all Loan Documents, as amended hereby, are, and shall continue to be, in full force and effect and are hereby ratified and reaffirmed in all respects. Borrower hereby reaffirms each and every one of the representations, warranties, covenants, grants, conveyances, transfers, assignments, certifications, waivers, consents, submissions to jurisdiction, acknowledgements, confirmations, indemnifications and guaranties set forth in the Loan Documents (as amended hereby). Borrower shall continue to perform and observe all terms and conditions contained in the Loan Documents, as amended hereby.

(b) Borrower hereby confirms and agrees that, notwithstanding the consummation of the transactions contemplated by this Amendment, each Security Document is, and shall continue to be, in full force and effect and is hereby ratified and reaffirmed in all respects. Without limiting the generality of the foregoing, Borrower further confirms that all indebtedness, obligations and liabilities of Borrower to Lender under the Loan Documents (as amended hereby) constitute Obligations (as defined in the Security Documents) secured by the Liens granted by Borrower to Lender pursuant to the Security Documents. In furtherance of the foregoing, Borrower acknowledges that the Liens heretofore granted to Lender under the Security Documents shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment.

8. Continuing Validity. Except as expressly changed by this Amendment, the terms of the Loan Documents remain unchanged and in full force and effect. Consent by Lender to this Amendment, including the granting of the waiver contained herein, does not waive Lender’s right to strict performance of the Loan Documents as amended hereby, nor obligate Lender to make any future amendments or grant any future waivers.

9. Conditions of Effectiveness. This Amendment shall become effective on the Business Day (the “Third Amendment Effective Date”) on which (x) Lender has delivered an executed counterpart of this Amendment to Borrower, (y) Lender has received all of the following documents and payments:

(i)	two copies of this Amendment executed by Borrower;

(ii)	two copies of a Joinder and Confirmation of Guarantor Documents executed by the Guarantors and Psyop Holdings (the “Confirmation”);

(iii)	two copies of a Subordination Agreement in the form of Exhibit A hereto, executed by Borrower and Seller (the “Subordination Agreement”);

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(iv)	two copies of a Pledge Amendment executed by Borrower (the “Pledge Amendment”);

(v)	two copies of an Acknowledgment of Pledge executed by Psyop Holdings (the “Pledge Acknowledgment”);

(vi)

a certificate of the Secretary of Borrower, which shall certify (a) resolutions of the managers of Borrower evidencing approval of this Amendment, the Subordination Agreement and the Pledge Amendment (the “Borrower Documents”) and authorizing the execution and delivery of the same; (b) the names and true signatures of the officers of Borrower authorized to sign the Borrower Documents; and (c) that there has been no change to the Organizational Documents of Borrower since December 10, 2016;

(vii)

a certificate of the Secretary of each Guarantor, which shall certify (a) resolutions of the managers of each Guarantor evidencing approval of the Confirmation and authorizing the execution and delivery of the same; (b) the names and true signatures of the officers of such Guarantor authorized to sign the Confirmation; and (c) that there has been no change to the Organizational Documents of such Guarantor since December 10, 2016;

(viii)

a certificate of a Director of Psyop UK, which shall certify (a) resolutions of the governing body of Psyop UK evidencing approval of the Loan Note Instrument and authorizing the execution and delivery of the same; (b) the names and true signatures of the officers of Psyop UK authorized to sign the Loan Note Instrument; and (c) true, correct and complete copies of the Organizational Documents of Psyop UK;

(ix)

a certificate of the Secretary of Psyop Holdings, which shall certify (a) resolutions of the board of directors of Psyop Holdings evidencing approval of the Confirmation and the Pledge Acknowledgment and authorizing the execution and delivery of the same; (b) the names and true signatures of the officers of Psyop Holdings authorized to sign the Confirmation and the Pledge Acknowledgment; and (c) true, correct and complete copies of the Organizational Documents of Psyop Holdings;

(x)

the certificate(s) evidencing all of the capital stock in Psyop Holdings owned by Borrower together with an undated stock power, duly executed in blank and in form and substance reasonably satisfactory to Lender; and

(xi)

payment from Borrower of all costs and expenses incurred by Lender in connection with the drafting, negotiation, execution and implementation of this Amendment and the other documents referred to herein.

If and to the extent Lender has not received at least the requisite number of originals of the documents set forth in clauses (i) through (ix) above on the Third Amendment Effective Date, Borrower shall cause such originals to be delivered to Lender or its counsel within three Business Days thereafter.

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10. Representations and Warranties. Borrower represents and warrants to Lender that:

(a) The representations and warranties made by Obligors in the Loan Documents and which are qualified by materiality are true and correct in all respects on and as of the date hereof as if made on and as of such date;

(b) The representations and warranties made by Obligors in the Loan Documents and which are not qualified by materiality are true and correct in all material respects on and as of the date hereof as if made on and as of such date;

(c) At the time of and immediately after giving effect to this Amendment, each Obligor is in compliance with all the terms and provisions set forth the Loan Documents on its part to be observed or performed, and no Default or Event of Default is continuing on the date hereof or will result after giving effect to this Amendment;

(d) This Amendment constitutes the legal, valid and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms;

(e) The execution, delivery and performance by Borrower of this Amendment (i) are and will be within its powers and authority, (ii) have been duly authorized by all necessary action of its managers and members, and (iii) do not contravene and will not be in contravention of any applicable law, or of the organizational documents of Borrower or any agreement or order by which it or any of its property is bound;

(f) No Obligor has acquired any Trademarks or Licenses (each as defined in the Trademark Security Agreements) since December 10, 2016;

(g) Borrower has no knowledge of any defense, counterclaim or offset Borrower may have with respect to any acts of Lender heretofore taken with respect to the Loan Documents or otherwise;

(h) Borrower at all times shall own 100% of the issued and outstanding shares of capital stock of Psyop Holdings, free and clear of all Liens;

(i) The Newco Formation Investment shall be used solely to pay a portion of the purchase price for the Broken Bone Shares;

(j) The purchase price for the Broken Bone Shares shall not exceed £1,250,000, of which £250,000 shall be paid at the closing of the Transaction and the balance of which shall be paid in 48 equal monthly installments, with interest at not more than 3% per annum;

(k) After giving effect to the Transaction, Psyop UK will own 40% of the entire fully diluted share capital in Broken Bone Club Limited, free and clear of all Liens other than the Liens (x) securing payment of the portion of the purchase price of the Broken Bones Shares not being paid at the closing of the Transaction (which Lien shall be limited to 80% of the Broken Bone Shares); and (y) existing under the shareholders’ agreement of Broken Bone Club Limited;

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(l) Psyop UK, upon consummation of the Transaction, will be an Affected Foreign Subsidiary and will not be a Material Subsidiary. Borrower shall promptly notify Lender if, at any time after the consummation of the Transaction, Psyop UK ceases to be an Affected Foreign Subsidiary and or becomes a Material Subsidiary; and

(m) Psyop Holdings is a Domestic Subsidiary and is not a Material Subsidiary. Borrower shall promptly notify Lender if, at any time after the consummation of the Transaction, Psyop Holdings ceases to be a Domestic Subsidiary and or becomes a Material Subsidiary.

11. Transaction Documents. Within ten Business Days after consummation of the Transaction, Borrower shall deliver to Lender a true, correct and complete set of all agreements and documents executed or delivered in connection with the Transaction.

12. General Release and Covenant Not to Sue.

(a) In consideration of the agreements of Lender contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Lender, its predecessors, successors and assigns (Lender and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the date of this Amendment.

(b) Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above,

(d) Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, jointly and severally, covenants and agrees with each Releasee that Borrower will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower pursuant to this Section. If Borrower violates the foregoing covenant, Borrower agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

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(e) This Article 12 shall survive payment in full of the Obligations.

13. Entire Agreement; Waiver of Counterclaims. This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof. No representations or warranties have been made by or on behalf of Lender, or relied upon by Borrower, pertaining to the subject matter of this Amendment, other than those set forth in this Amendment. Borrower, to the extent permissible by law, waives offset and counterclaim with respect to any action arising out of or relating to this Amendment.

14. No Release of Obligations. Nothing contained herein shall in any way release Borrower of its obligations to make all payments under the Loan Agreement, as amended hereby, or the Line of Credit Note. This Amendment does not constitute the creation of a new debt or extinguishment of the debt evidenced by the Line of Credit Note, nor shall it be deemed or construed to be a satisfaction, reinstatement, novation or release of the Line of Credit Note.

15. No Limitation of Remedies. No right, power or remedy conferred upon or reserved to or by Lender in this Amendment is intended to be exclusive of any other right, power or remedy conferred upon or reserved to or by Lender under Loan Documents, in equity or at law, but each and every remedy shall be cumulative and concurrent, and shall be in addition to each and every other right, power and remedy given under the Loan Documents or now or subsequently existing in equity or at law.

16. No Other Waivers or Amendments. The execution, delivery and effectiveness of this Amendment shall not: (a) except as expressly set forth herein, constitute an extension, modification, or waiver of any aspect of the Loan Documents; (b) except as expressly set forth herein, constitute a waiver of any rights or remedies of Lender under the Loan Documents, in equity or at law; (c) give rise to any obligation on the part of Lender to modify or waive any term or condition of the Loan Documents or to further extend the maturity date of the Loan Documents; (d) give rise to any defenses or counterclaims to the right of Lender to compel payment of the obligations of Borrower under the Loan Documents or to otherwise enforce its rights and remedies under the Loan Documents; or (e) establish a custom or course of dealing between Borrower or Lender, except as specifically set forth herein. Except as expressly limited herein, Lender hereby expressly reserves all of its rights and remedies under the Loan Documents and under applicable law. No delay or failure on the part of any party hereto in the exercise of any right or remedy under this Amendment shall operate as a waiver, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action or forbearance by any party hereto contrary to the provisions of this Amendment shall be construed to constitute a waiver of any of the express provisions. Any party hereto may in writing expressly waive any of such party’s rights under this Amendment without invalidating this Amendment.

17. Successors or Assigns. This Amendment is binding upon Borrower, its successors and permitted assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower may not assign this Amendment or any of its obligations hereunder without the prior written consent of Lender.

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18. Construction. Each party hereto acknowledges that it has participated in the negotiation of this Amendment and no provision shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision. Borrower at all times has had access to an attorney in the negotiation of the terms of and in the preparation and execution of this Amendment. Borrower has had the opportunity to review and analyze this Amendment for a sufficient period of time prior to execution and delivery. All of the terms of this Amendment were negotiated at arm’s length, and this Amendment was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the parties upon the others. The execution and delivery of this Amendment is the free and voluntary act of Borrower. Unless the context requires otherwise, all words used herein in the singular number will extend to and include the plural, all words in the plural number will extend to and include the singular and all words in any gender will extend to and include all genders.

19. Invalid Provisions. If any clause or provision operates or would prospectively operate to invalidate this Amendment, in whole or in part, then such clause or provision only shall be deemed deleted, as though not contained, and the remainder of this Amendment shall remain operative and in full force and effect.

20. Headings. The headings of the articles of this Amendment are for the convenience of reference only, are not to be considered a part of this Amendment and shall not be used to construe, limit or otherwise affect this Amendment.

21. Modifications. The terms of this Amendment may not be modified, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by the party against whom the enforcement of the modification, waiver, discharge or termination is asserted.

22. Counterparts; Facsimile Copies. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. An electronic transmission or other facsimile of this document or any related document shall be deemed an original and shall be admissible as evidence of the document and the signer’s execution.

23. Governing Law. THIS AMENDMENT HAS BEEN EXECUTED AND IS TO BE PERFORMED IN THE STATE OF NEW YORK, AND IT AND ALL TRANSACTIONS HEREUNDER OR PURSUANT HERETO SHALL BE GOVERNED AS TO INTERPRETATION, VALIDITY, EFFECT, RIGHTS, DUTIES AND REMEDIES OF THE PARTIES HEREUNDER AND IN ALL OTHER RESPECTS BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW.

24. Jurisdiction. Borrower irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in Suffolk County, New York, over any suit, action or proceeding arising out of or relating to this Agreement. Borrower irrevocably waives, to the

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fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Borrower hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by personal service on Borrower’s agent for service of process, Sidley Austin LLP, 1999 Avenue of the Stars, 17th Floor, Los Angeles, California 90067, Attn: David M. Grinberg, Esq., or as notified to Lender in accordance with the terms of this Agreement, or [ii) by serving the same upon Borrower in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service on Borrower.

25. Waiver of Trial by Jury. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF LENDER AND BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AMENDMENT. BORROWER ACKNOWLEDGES THAT LENDER IS RELYING ON THE FOREGOING WAIVER IN ENTERING INTO THIS TRANSACTION.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, Borrower and Lender have signed this Waiver and Third Amendment to Loan Documents on the date first set forth above.

BORROWER:

PSYOP MEDIA COMPANY, LLC

By:	/s/ Thomas Boyle
Name:	Thomas Boyle
Title:	C.F.O

By:	/s/ Hunt Ramsbottom
Name:	Hunt Ramsbottom
Title:	CEO

LENDER:

BNB BANK

By:	/s/ JoAnn Bello
JoAnn Bello, Vice President

SIGNATURE PAGE TO WAIVER AND THIRD AMENDMENT TO LOAN DOCUMENTS

SCHEDULE 8(h)

SUBSIDIARIES OF BORROWER

Name	Jurisdiction of Organization and Type of Entity	Type of Subsidiary
Blacklist Productions, LLC	Delaware limited liability company	Domestic Operating Subsidiary

Psyop Feature Animation, LLC	Delaware limited liability company	Domestic Non-Operating Subsidiary

Psyop Film and Television, LLC	Delaware limited liability company	Domestic Non-Operating Subsidiary

Psyop Film and Television, ULC	British Columbia unlimited liability corporation	First Tier Foreign Operating Subsidiary

Psyop Filmed Entertainment, LLC	Delaware limited liability company	Domestic Operating Subsidiary

Psyop Games, LLC	Delaware limited liability company	Domestic Operating Subsidiary

Psyop Live, Inc.	New York corporation	Domestic Non-Operating Subsidiary

Psyop Media Company Cyprus Limited	Cyprus limited company	First Tier Foreign Non-Operating Subsidiary

Psyop Productions, LLC	Delaware limited liability company	Domestic Operating Subsidiary

Psyop Media Company UK Limited	Private limited company incorporated in England and Wales	First Tier Foreign Operating Subsidiary and Affected Foreign Subsidiary

Psyop Media Company UK Holdings, Inc.	Delaware corporation	Domestic Operating Subsidiary

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Exhibit A

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is dated April 10, 2018, and is among MARK STEWART GRAHAM, having an address at 276 Sea Front, Hayling Island, Hampshire, PO11 OAZ, United Kingdom (“Graham”), PSYOP MEDIA COMPANY, LLC, a Delaware limited liability company, having its chief executive office at 45 Howard Street, Floor 5, New York, New York 10013 (“Obligor”), and BNB BANK, f/k/a Bridgehampton National Bank, as successor by merger to Community National Bank, a New York State chartered bank having an office at 2200 Montauk Highway, Bridgehampton, New York 11932 (“BNB”).

RECITAL

Obligor and BNB have entered into that certain Amended and Restated Loan Agreement dated April 23, 2015, pursuant to which Lender makes certain credit facilities available to Borrower.

Obligor is the sole shareholder of Psyop Media Company Holdings, Inc., a Delaware corporation (“Psyop Holdings”). Psyop Holdings is the sole shareholder of Psyop Media Company UK Limited, a company incorporated in England and Wales with registered number 11272866 (“Psyop UK”). Psyop UK and Graham have entered into a certain Share Purchase Agreement dated the date hereof, pursuant to which Psyop UK has agreed to purchase from Graham 40% of the entire fully diluted share capital in Broken Bone Club Limited, a company incorporated in England and Wales with registered number 09986693 (the “Broken Bone Shares”).

Obligor, Psyop UK and Graham have entered into that certain Loan Note Instrument, pursuant to which, among other things, Obligor has agreed to guaranty to Graham the payment of £1,000,000 principal amount 3% fixed rate guaranteed secured loan notes due 2022 issued by Psyop UK for the purpose of satisfying part of the consideration to be provided by Psyop UK with respect to the purchase of the Broken Bone Shares (the “Psyop UK Notes”) (as amended, restated, supplemented or otherwise modified from time to time in accordance with Article 11 and the Senior Credit Agreement, the “Loan Note Instrument”).

Obligor has requested that BNB consent to Obligor entering into the Loan Note Instrument, and BNB has agreed to do so pursuant to and in accordance with the Third Amendment if, among other things, the Subordinated Creditor agrees to subordinate the Subordinated Obligations in the manner set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and in further consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Definitions. As used herein the following terms have the following meanings:

“Bankruptcy” means the occurrence of any of the events in Section 12(h) or 12 (i) of the Senior Credit Agreement.

“Bankruptcy Code” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors, each as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to close.

“Collateral” means all Property and interests in Property that now or hereafter secures the payment and performance of any of Senior Debt, including all proceeds thereof,

“Indebtedness” as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with generally accepted accounting principles, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness secured by any lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (vi) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (i) through (v) above.

“Lender” means BNB and each other bank or other financial institution now or hereafter party to the Senior Credit Agreement, and “Lenders” means BNB and all other such banks and financial institutions, collectively.

“Lien” means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge (including any conditional sale or other title retention agreement, any sale-leaseback, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics’, materialmen’s and other similar liens and encumbrances).

“Loan Note Instrument” has the meaning given such term in the Recitals.

“Non-Payment Blockage Notice” has the meaning set forth in Section 4(b).

“Non-Payment Default” has the meaning set forth in Section 4(b).

“Payment Default” has the meaning set forth in Section 4(b).

“Payment in Full” means that (i) all Senior Debt has been paid indefeasibly in full in cash (and then only after any such payment may not be set aside under any provision of law), (ii) Senior Creditors’ Lien in the Collateral has been terminated, (iii) any commitments to lend under the Senior Credit Agreement have been terminated, and (iv) any letters of credit issued under the Senior Credit Agreement have been cancelled or have terminated.

“Permitted Payments” has the meaning set forth in Section 4(b).

“Person” means any individual, corporation, partnership, joint venture, limited liability company, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Senior Credit Agreement” means the Amended and Restated Loan Agreement dated April 23, 2015, by and among Obligor and the Lenders from time to time parties thereto, as such agreement may be amended, supplemented, restated, amended and restated, refinanced, restructured or otherwise modified from time to time (in whole or in part without limitation as to terms, extensions of maturities, increasing the amount of borrowings or other conditions or covenants), and all related notes, collateral documents, guarantees, instruments and agreements entered into in connection therewith, as the same may be amended, supplemented, restated, restructured, amended and restated, refinanced or otherwise modified from time to time.

“Senior Creditor” means any Person now or hereafter holding Senior Debt, including BNB or any other Lender, and “Senior Creditors” means all such Persons, collectively.

“Senior Creditor Majority” has the meaning set forth in Section 9(f).

“Senior Debt” means (i) all Indebtedness, obligations and other liabilities of Obligor, whether outstanding as of the date hereof or hereafter created, incurred or assumed by Obligor, arising under or in respect of the Senior Credit Agreement and the other Loan Documents (as defined in the Senior Credit Agreement) including, without limitation, the principal of, the premium and interest on, all loans, letters of credit, guaranties and other extensions of credit under the Senior Credit Agreement and the other Loan Documents and all commitment, facility, agency and other fees payable under or in connection therewith and all expenses, reimbursements, indemnities and other amounts and liabilities payable or owing by Obligor thereunder and further including any of the foregoing obligations and amounts which would become due or accrue or arise but for the commencement of any applicable Bankruptcy, whether or not a claim is allowed for the same in any such proceeding and (ii) any amendments, supplements, amendments and restatements, refinancings, restructurings, renewals, extensions or modifications of any of the foregoing.

“Subordinated Creditor” means each of Graham and each other Person who, now or in the future, is a beneficiary under the Loan Note Instrument, and “Subordinated Creditors” means all such Persons, collectively.

“Subordinated Obligations” means (i) all Indebtedness and any other obligations or liabilities of Obligor, whether outstanding as the date hereof or hereafter created, incurred or assumed by Obligor, arising under or in respect of the Loan Note Instrument, including the principal of and interest on, the Psyop UK Notes and any other payments or fees payable thereunder or pursuant thereto and all expenses, reimbursements, indemnities and amounts and liabilities payable or owing by Obligor thereunder and further including any of the foregoing obligations and amounts which would become due or accrue or arise but for the commencement of any applicable Bankruptcy, whether or not a claim is allowed for the same in any such proceeding, and (ii) any amendments, restatements, refinancings, restructurings, renewals, extensions or modifications of any of the foregoing.

“Third Amendment” means that certain Waiver and Third Amendment to Loan Documents, dated the date hereof, between Obligor and BNB.

2. Obligations Subordinate to Senior Debt. Obligor covenants and agrees, and each Subordinated Creditor likewise covenants and agrees, that (a) to the extent and in the manner hereinafter set forth in this Agreement, the payment of the Subordinated Obligations is hereby expressly made subordinated and subject in right of payment to the prior payment in full in cash of all Senior Debt and (b) the terms and conditions of such subordination are for the benefit of Senior Creditors and each Senior Creditor may enforce such subordination. The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Creditors and Subordinated Creditor even if all or part of the Senior Debt or the Liens securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any Bankruptcy.

3. Payment of Proceeds Upon Dissolution; Bankruptcy.

(a) In the event of any Bankruptcy:

(i) Senior Creditors shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt (including any interest, fees or other amounts that will become due but for the commencement of any Bankruptcy at the rates specified in the Senior Credit Agreement, whether or not a claim for any of the same is allowed) before any Subordinated Creditor is entitled to receive any direct or indirect payment, redemption or other distribution on account of Subordinated Obligations, including by exercise of set-off and any payment, redemption or other distribution that may be payable or deliverable by reason of any other Indebtedness being subordinated in right of payment to the Subordinated Obligations;

(ii) any payment, redemption or other distribution of assets of Obligor of any kind or character, whether in cash, property or securities (including securities of Obligor or any successor), by set-off or otherwise, to which any Subordinated Creditor would be entitled on account of the Subordinated Obligations but for the provisions of this Agreement, including any such payment, redemption or other distribution that may be payable or deliverable by reason of the payment of any other Indebtedness of such Obligor being subordinated to the payment of Subordinated Obligations, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to Senior Creditors, to the extent necessary to make payment in full in cash of all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to or for Senior Creditors;

(iii) if, notwithstanding the foregoing, any Subordinated Creditor shall have received any such payment, redemption or other distribution of assets of Obligor of any kind or character on account of the Subordinated Obligations, whether property or securities (including securities of Obligor or any successor thereto), including any such payment, redemption or other distribution that may be payable or deliverable by reason of the payment of any other Indebtedness of Obligor being subordinated to the payment of the Subordinated Obligations before all Senior Debt is paid in full, then such payment, redemption or other distribution shall be paid over or delivered, in accordance with Article 9, forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of Obligor for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay such Senior Debt in full in cash, after giving effect to any concurrent payment, redemption or other distribution to or for Senior Creditors;

(iv) Subordinated Creditor shall not, in its capacity as a Subordinated Creditor, support or vote in favor of any plan of reorganization (and it shall be deemed to have voted to reject any plan of reorganization) that is inconsistent with any of the terms of this Agreement;

(v) Subordinated Creditor agrees that, until Payment in Full, Subordinated Creditor shall not, without the prior written consent of Senior Creditors, seek or request relief from or modification of the automatic stay or any other stay in any Bankruptcy with respect to Obligor in respect of any part of the Collateral, any proceeds thereof or any lien of Subordinated Creditor; and

(vi) this Agreement shall be applicable both before and after the institution of any proceeding involving Obligor, including the filing of any petition by or against Obligor under the Bankruptcy Code, and all references herein to Senior Creditors shall be deemed to apply to the trustee of Senior Creditors as debtor-in-possession. This Agreement shall constitute a Subordination Agreement for the purpose of Section 510(a) of the Bankruptcy Code and shall be enforceable in any proceeding in accordance with its terms.

(b) If, notwithstanding the provisions of this Agreement, there shall occur any consolidation of Obligor with, or any merger of Obligor into, another corporation or other entity or the liquidation or dissolution of Obligor following any conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation or entity in accordance with the terms of the Senior Credit Agreement, such consolidation, merger or liquidation shall not be deemed a Bankruptcy; provided that no Bankruptcy other than as described in this Section 3(b) shall have occurred and be continuing at the time of such consolidation, merger or liquidation.

(c) In order to enable any Senior Creditor or any trustee, agent or representative acting on behalf of any Senior Creditor to enforce its rights hereunder in any Bankruptcy, each Senior Creditor is hereby irrevocably authorized and empowered during the course of any such Bankruptcy in its respective discretion to present for and on behalf of the Subordinated Creditors such proofs of claim against Obligor on account of the Subordinated Obligations as such Senior Creditor may deem expedient or proper and to vote such proofs of claim in any such Bankruptcy if the Subordinated Creditors shall not have filed a proof of claim and provided such Senior Creditor with a copy of such proof of claim with an acknowledgement of filing by a date ten days prior to the date on which such filing would be barred.

4. Payments.

(a) Until Payment in Full, Subordinated Creditor shall not, without the prior written consent of a Senior Creditor Majority, ask for, demand, receive (by way of voluntary payment, acceleration, set-off or counterclaim, foreclosure or other realization on security, dividends in Bankruptcy or otherwise) or accept any payment, redemption or other distribution on account of the Subordinated Obligations, take any action, judicial or otherwise, to accelerate or collect payment on the Subordinated Obligations, pursue any other remedy with respect to the Subordinated Obligations (including commencing or joining with any other creditor of any Obligor in commencing any proceeding in bankruptcy), or exercise any right of or permit any setoff in respect of the Subordinated Obligations.

(b) Notwithstanding the foregoing, in accordance with the terms of the Loan Note Instrument, Obligor may make, and Subordinated Creditor may accept and receive, payments in redemption of the Psyop UK Notes on the dates and in the amounts set forth on Exhibit A hereto (but not prepayments, whether upon acceleration or otherwise) together with accrued and unpaid interest up to (but excluding) the date of such payment (at a per annum rate not in excess of 3% per annum) (“Permitted Payments”); provided, however, that if (i) Obligor fails to pay when due (after giving effect to any applicable grace periods), upon acceleration or otherwise, any amount or obligation with respect to Senior Debt (a “Payment Default”), which Payment Default shall not have been cured or waived in writing in accordance with the terms of the Senior Credit Agreement, or (ii) an Event of Default (other than a Payment Default) under and as defined in the Senior Credit Agreement shall occur and be continuing, which shall not have been cured or waived in writing in accordance with the terms of the Senior Credit Agreement or otherwise cease to exist (a “Non-Payment Default”), and Obligor and each Subordinated Creditor receives written notice of such Non-Payment Default from the holders of at least a majority in aggregate principal amount of the Senior Debt under the Senior Credit Agreement at the time outstanding fa “Non-Payment Blockage Notice”), then no Permitted Payment or any other payment, redemption or other distribution on account of the Subordinated Obligations shall thereafter be made by Obligor or accepted by Subordinated Creditor (x) in the case of any Payment Default, unless and until the earlier of (1) the date on which Payment in Full occurs, or (2) the date, if any, such Payment Default shall have been cured or waived in writing in accordance with the terms of the Senior Credit Agreement, or (y) in the case of any Non-Payment Default, from the date on which Obligor and each Subordinated Creditor receive such Non-Payment Blockage Notice until (but excluding) the earlier of (1) 179 days after such date, or (2) the Payment in Full occurs, or (3) the date, if any, on which such Non-Payment Default is waived in accordance with the terms of the Senior Credit Agreement or otherwise cured or ceases to exist.

(c) If, notwithstanding the foregoing, any Subordinated Creditor shall have received any payment, redemption or other distribution on account of the Subordinated Obligations contrary to the foregoing provisions of this Article 4, then such payment, redemption or other distribution shall be paid over and delivered forthwith to Senior Creditors (or their agent or trustee) in accordance with Article 9.

5. Subrogation to Rights of Senior Creditors. Subject to, and solely effective following, Payment in Full, the Subordinated Creditors shall be subrogated to the rights of Senior Creditors to receive payments and distributions of cash, property and securities applicable to Senior Debt to the extent of the payments or distributions made to any Senior Creditor, or otherwise applied to payment of the Senior Debt pursuant to the provisions of this Agreement, until the principal of and interest on the Subordinated Obligations shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to any Senior Creditor of any cash, property or securities to which the Subordinated Creditors would be entitled except for the provisions of this Agreement, and no payments over pursuant to the provisions of this Agreement to any Senior Creditor by the Subordinated Creditors shall, as among Obligor, its creditors (other than Senior Creditors) and the Subordinated Creditors, be deemed to be a payment or distribution by Obligor to or on account of the Senior Debt.

6. Provisions Solely to Define Relative Rights; Limited Notice and Consent Requirements. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Subordinated Creditors on the one hand and Senior Creditors on the other hand. Nothing contained in this Agreement is intended to or shall (i) impair, as among Obligor, its creditors (other than Senior Creditors) and the Subordinated Creditors, the obligation of Obligor, which is absolute and unconditional, to pay to the Subordinated Creditors any amount payable by Obligor under the Loan Note Instrument as and when the same shall become due and payable in accordance with its terms; or (ii) affect the relative rights against Obligor of the Subordinated Creditors and Obligor’s creditors (other than Senior Creditors); or (iii) prevent the Subordinated Creditors from exercising all remedies otherwise permitted by applicable law upon default under the Subordinated Documents, subject to the rights, if any, of Senior Creditors under this Agreement (x) upon the occurrence of a Bankruptcy, to receive, pursuant to and in accordance with Article 3, cash, property and securities otherwise payable or deliverable to the Subordinated Creditors, or (y) under the conditions specified in Article 4, to prevent any payment, redemption or other distribution prohibited by such Article.

7. No Waiver of Subordination Provisions; Amendment. No right of any present or future Senior Creditor to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Obligor or by any act, or failure to act, in good faith on the part of any such Senior Creditor, or by any non-compliance by Obligor with the terms, provisions, and covenants of this Agreement, regardless of any knowledge thereof any such Senior Creditor may have or be otherwise charged with.

8. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of Obligor or any other payment, redemption or other distribution on account of the Subordinated Obligations referred to in this Agreement, the Subordinated Creditors shall be entitled to rely upon any unstayed, final, nonappealable order or decree entered by any court of competent jurisdiction in which a Bankruptcy is pending for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, Senior Creditors, and all other facts pertinent thereto or to this Agreement.

9. Turnover; Miscellaneous Subordination Provisions.

(a) If a payment, redemption or other distribution is made to any holder of Subordinated Obligations that because of this Agreement should not have been made to it, such holder shall segregate such payment redemption or other distribution from its other funds and property and hold it in trust for the benefit of, and, upon written request, pay it over (in the same form as received, with any necessary endorsement) to, Senior Creditors as their respective interests may appear, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of, all obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for Senior Creditors.

(b) A distribution may consist of cash, securities or other property, by set-off or otherwise, and a payment or distribution on account of any obligations with respect to the holders of Subordinated Obligations shall include any redemption, purchase or other acquisition of the Subordinated Obligations.

(c) For the purpose of this Agreement, all Senior Debt now or hereafter existing shall not be deemed to have been paid in full unless Senior Creditors shall have received payment in full in cash.

(d) All rights and interests under this Agreement of Senior Creditors, and all agreements and obligations of the holders of Subordinated Obligations and Obligor under this Agreement, shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of the Senior Credit Agreement, any promissory notes evidencing the Indebtedness thereunder, or any other agreement or instrument relating thereto or to any other Senior Debt, including any agreement referred to in the definition of Senior Credit Agreement, (ii) any change in the time, manner, place or terms of payment, or in any other term of, all or any part of the Senior Debt, or any other amendment or waiver of or any consent to modify the Senior Debt or the Senior Credit Agreement, including any increase in the obligations under the Senior Debt from additional extensions of credit to Obligor or otherwise, (iii) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or other modification of any guaranty, for the Senior Debt, (iv) any exercise or failure to exercise any right against Obligor or any other Person, or (v) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any holder of Subordinated Obligations or Obligor. Senior Creditors may take any of the actions described in clauses (ii), (iii), and (iv), and may take any action which might otherwise constitute a defense to or a discharge of any holder of Subordinated Obligations or Obligor, at anytime and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement.

(e) The provisions set forth in this Agreement constitute a continuing agreement and shall (i) be and remain in full force and effect until Payment in Full, (ii) be binding upon the holders of Subordinated Obligations, Obligor and their respective successors, transferees and assigns, and (iii) inure to the benefit of, and be enforceable directly by, each of Senior Creditors and their respective successors, transferees and assigns.

(f) No waiver of the rights of Senior Creditors hereunder shall be deemed made unless the same shall be in writing, duly signed by authorized officers of the holders of a majority of the outstanding principal amount of the Senior Debt (a “Senior Creditor Majority”), and each waiver, if any, shall apply only to the specific instance involved and shall in no way impair the rights of such holder, or the obligations of the Subordinated Creditors, in any other respect at any other time.

(g) The subordination provisions contained herein are for the benefit of the holders of the Senior Debt from time to time and, until Payment in Full may not be rescinded, canceled or modified in any way without the prior written consent thereto of all holders of Senior Debt and the Subordinated Creditors.

(h) No Subordinated Creditor shall make or permit any assignment, transfer, pledge, or disposition for collateral purposes or otherwise, of all or any part of the Subordinated Obligations, so long as this Agreement remains in effect; provided that any Subordinated Creditor shall be permitted to make an assignment, transfer, pledge, or disposition for collateral purposes or otherwise, of all or any part of the Subordinated Obligations, so long as prior to any such assignment, transfer, pledge, or disposition such Person agrees in a writing delivered to Senior Creditors to be bound by the terms of this Agreement, such writing to be satisfactory in form and substance to a Senior Creditor Majority.

(i) This Agreement constitutes a continuing agreement of subordination, even though at times there are no outstanding extensions of credit under the Senior Credit Agreement or other agreements evidencing the Senior Debt.

(j) Each Subordinated Creditor delivers this Agreement based solely on such Subordinated Creditor’s independent investigation of (or decision not to investigate) the financial condition of Obligor and Psyop UK and is not relying on any information furnished by any Senior Creditor. Each Subordinated Creditor assumes full responsibility for obtaining any further information concerning the financial condition of Obligor and Psyop UK, the status of the Senior Debt or any other matter which such Subordinated Creditor may deem necessary or appropriate now or later. Each Subordinated Creditor waives any duty on the part of any Senior Creditor and agrees that such Subordinated Creditor is not relying upon nor expecting any Senior Creditor to disclose to such Subordinated Creditor any fact now or later known by any Senior Creditor, whether relating to the operations or condition of Obligor, Psyop UK, the existence, liabilities or financial condition of any guarantor of the Senior Debt, the occurrence of any default with respect to the Senior Debt, or otherwise, notwithstanding any effect such fact may have upon such Subordinated Creditor’s risk or such Subordinated Creditor’s rights against Obligor. Each Subordinated Creditor knowingly accepts the full range of risk encompassed in this Agreement, which risk includes, without limitation, the possibility that Obligor may incur Senior Debt to Senior Creditors after the financial condition of Obligor, or its ability to pay its debts as they mature, has deteriorated. Each Subordinated Creditor acknowledges and agrees that Senior Creditors’ rights under this Agreement are not conditioned upon pursuit by any Senior Creditor of any remedy any Senior Creditor may have against any Obligor, Psyop UK or any other Person or any other security.

(k) The Senior Creditors, in their sole discretion, without notice to any Subordinated Creditor, may release, exchange, enforce and otherwise deal with any security now or later held by any Senior Creditors for payment of the Senior Debt or release any party now or later liable for payment of the Senior Debt without affecting in any manner Senior Creditors’ rights under this Agreement. Each Subordinated Creditor acknowledges and agrees that no Senior Creditor has any obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Senior Debt, and such Subordinated Creditor is not relying upon assets in which Senior Creditors have or may have a lien or security interest for payment of the Senior Debt.

(l) Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated to the extent effective under applicable law if any payment received or credit given by any Senior Creditor in respect of the Senior Debt is returned, disgorged, or rescinded under any applicable state or federal law, including laws pertaining to bankruptcy or insolvency, in which case this Agreement shall be enforceable against any Subordinated Creditor as if the returned, disgorged, or rescinded payment or credit had not been received or given by any Senior Creditor, and whether or not any Senior Creditor relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, each Subordinated Creditor agrees upon demand by a Senior Creditor Majority to execute and deliver to Senior Creditors those documents which a Senior Creditor Majority determines are necessary to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of such Subordinated Creditor to do so shall not affect in any way the reinstatement or continuation.

(m) Each Subordinated Creditor waives any right to require any Senior Creditor to: (i) proceed against any Person or property; (ii) give notice of the terms, time and place of any public or private sale of personal property security held from Obligor or any other Person, or otherwise comply with Section 9-504 of any applicable Uniform Commercial Code; or (iii) pursue any other remedy in such Senior Creditor’s power. Except as otherwise provided in this Agreement, each Subordinated Creditor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Senior Debt, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Senior Debt, and agrees that Senior Creditors may, once or any number of times, modify the terms of any Senior Debt, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Senior Debt, or permit Obligor to incur additional Senior Debt, all without notice to any Subordinated Creditor and without affecting in any manner the unconditional obligations of any Subordinated Creditor under this Agreement.

(n) Each Subordinated Creditor acknowledges that Senior Creditors have the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Senior Debt and any related obligations, including this Agreement. Each Subordinated Creditor further agrees that each Senior Creditor may disclose such documents and information to Obligor or any of its Subsidiaries or Affiliates (each as defined in the Senior Credit Agreement). Each Subordinated Creditor further agrees that any Senior Creditor may provide information relating to this Agreement or relating to such Subordinated Creditor such Senior Creditor’s parent, Affiliates, Subsidiaries and service providers. Each Subordinated Creditor further agrees that if the Senior Debt is replaced with a new credit facility, such Subordinated Creditor shall enter into a subordination agreement with the refinancing or replacing lenders with substantially the same terms and conditions of this Agreement and such subordination shall extend for the term of the replacing or refinanced credit facility.

(o) Subordinated Creditors agree to reimburse Senior Creditors upon demand for any and all reasonable costs and expenses (including court costs, legal fees, and reasonable attorney fees, whether or not suit is instituted and, if instituted, whether at the trial or appellate level, in a bankruptcy, probate or administrative proceeding, or otherwise) incurred in successfully enforcing any of the duties and obligations of Subordinated Creditors under this Agreement.

(p) Each Subordinated Creditor waives any defense against the enforceability of this Agreement based upon or arising by reason of the application by Obligor of the proceeds of any Indebtedness for purposes other than the purposes represented by Obligor to Senior Creditors or intended or understood by Senior Creditors or any Subordinated Creditor.

(q) The rights of Senior Creditors under this Agreement are in addition to, and not in substitution of, their respective rights under applicable law.

(r) Subordinated Creditors shall not to initiate, prosecute or participate in any claim, action or other proceeding contesting the enforceability, validity, perfection or priority of the Senior Debt or any Liens securing the Senior Debt.

(s) At no time shall the Subordinated Obligations be secured, in whole or in party, by a Lien on any Property of Obligor.

10. Loan Note Instrument Provisions. Subordinated Creditors and Obligor will cause the Loan Note Instrument to contain substantially the following provisions:

“The obligations of Guarantor contained in Clause 6 of the Loan Note Instrument and paragraph 12 of Schedule 2 (Conditions) of the Loan Note Instrument and all amounts payable by Guarantor thereunder are subordinated to the extent and in the manner provided in the Subordination Agreement dated as of April , 2018, among Mark Graham, Guarantor and BNB Bank (as such Subordination Agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”). The provisions of each of such Clause 6, paragraph 12 and the Subordination Agreement shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Debt (as defined in the Subordination Agreement), and such provisions are made for the benefit of the holders of the Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.”

11. Amendment of Loan Note Instrument. Each Subordinated Creditor hereby agrees that it will not amend, modify or otherwise alter (or suffer to be amended, modified or altered, to the extent such matters are within the control of any such Subordinated Creditor) any provision of the Loan Note Instrument binding upon the Obligor, including Clause 6 of the Loan Note Instrument and paragraph 12 of Schedule 2 (Conditions) of the Loan Note Instrument, without prior written notice to and the approval of a Senior Creditor Majority.

12. Representations and Warranties. Each Subordinated Creditor represents and warrants to Senior Creditors that:

(a) Subordinated Creditor is the holder of the Subordinated Obligations free and clear of all Liens, is not subject to any contractual limitation or restriction which would impair in any way its ability to execute or perform its obligations under this Agreement, and has not made or permitted to be made any assignment, transfer, pledge, or disposition for collateral purposes or otherwise, of all or any part of the Subordinated Obligations; and

(b) The Subordinated Obligations are not secured by a Lien on any asset of Obligor.

13. General Provisions.

(a) Entire Agreement. This Agreement is an integrated document, contains a complete statement of all agreements among the parties hereto with respect to the subject matter hereof and supersedes any and all previous agreements, written or oral, between such parties concerning its subject matter. This Agreement shall not be varied by parol evidence.

(b) Governing Law. THIS AGREEMENT AND ALL THE TERMS HEREIN, INCLUDING THE TERMS REGARDING SUBORDINATION, SHALL BE GOVERNED AS TO INTERPRETATION, VALIDITY, EFFECT, RIGHTS, DUTIES AND REMEDIES OF THE PARTIES HEREUNDER AND IN ALL OTHER RESPECTS BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

(c) Jurisdiction; Service of Process. Obligor and each Subordinated Creditor irrevocably submits to the nonexclusive jurisdiction of any United States Federal or state court sitting in Nassau County or United States Federal or state court sitting in Suffolk County, New York, over any suit, action or proceeding arising out of or relating to this Agreement. Obligor and each Subordinated Creditor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Final judgment against Obligor or any Subordinated Creditor in any such suit, action, or proceeding shall be conclusive and may be enforced in any other jurisdiction, including the country in which Obligor or any Subordinated Creditor is domiciled, by suit on the judgment. Obligor and each Subordinated Creditor hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by personal service on such Person’s agent for service of process, or (ii) by serving the same upon such Person in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service on such Person. Nothing in this Article 13 shall affect the right of any Senior Creditor to (x) commence legal proceedings or otherwise sue Obligor or any Subordinated Creditor in the country in which it is domiciled or in any other court having jurisdiction over such Person, or (y) serve process upon Obligor or any Subordinated Creditor in any manner authorized by the laws of any such jurisdiction.

(d) Agent for Process. Obligor and each Subordinated Creditor will maintain an agent for service of process in New York, New York or Los Angeles, California (or, in the case of any Subordinated Creditor, England), and give at least 30 days’ prior written notice to Senior Creditors of the name and address of any new agent appointed by it or the change of address of any existing agent (provided that Graham’s appointment of Clarke Willmott LLP as his process agent shall be irrevocable). In addition, if for any reason an agent designated by Obligor or a Subordinated Creditor ceases to exist or otherwise ceases to be able to act as agent hereunder, such Person shall, as soon as reasonably practicable, appoint another agent. Obligor and each Subordinated Creditor agrees that service made upon the most recent address of such party’s agent as stated herein or otherwise notified by such party to Senior Creditors shall be deemed proper and valid service notwithstanding such agent’s ceasing to maintain an office at such address. Any agent based in England shall either be a law firm or an entity that regularly engages in the business of acting as a process agent for compensation. The appointment of any new agent by a Subordinated Creditor shall not become effective unless and until such agent has delivered an agreement in form and substance reasonably satisfactory to Senior Creditors by which such agent agrees to act as such in accordance with the terms hereof. Unless and until the appointment of a new agent becomes effective, the existing agent shall continue to be deemed the agent for service of process hereunder. Obligor and each Subordinated Creditor further agree that the failure of its agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon. In addition, Obligor and each Subordinated Creditor irrevocably consent to service of process by registered or certified mail, postage prepaid, or by Federal Express or other internationally recognized overnight courier, to it at its address given or referred to in Section 13 (n).

(e) Designation of Agent. Obligor initially designates Manatt, Phelps & Phillips, LLP, 11355 W. Olympic Blvd., Los Angeles, California 90064, Attention: David M. Grinberg, Esq, to receive and accept for and on behalf of Obligor service of process with respect to this Agreement. Graham irrevocably designates FAO: Richard Swain, Clarke Willmott LLP, Burlington House, Botleigh Grange Business Park, Hedge End, Southampton, Hampshire SO30 2AF, United Kingdom, to receive and accept for and on behalf of Graham service of process with respect to this Agreement. Clarke Willmott LLP’s designation as agent for service of process upon Graham shall remain in full force and effect notwithstanding the termination of its engagement by Graham or any other event.

(f) Captions. The captions for the paragraphs contained in this Agreement have been inserted for convenience only and form no part of this Agreement and shall not be deemed to affect the meaning or construction of any of the covenants, agreements, conditions or terms hereof.

(g) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither Obligor nor any Subordinated Creditor shall assign, voluntarily, by operation of law or otherwise, any of its rights or obligations hereunder without the prior written consent of a Senior Creditor Majority and any such attempted assignment without such consent shall be null and void ab initio. Except as expressly provided herein, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(h) Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, OBLIGOR, EACH SUBORDINATED CREDITOR AND EACH SENIOR CREDITOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT. OBLIGOR AND EACH SUBORDINATED CREDITOR ACKNOWLEDGES THAT SENIOR CREDITORS ARE RELYING ON THE FOREGOING WAIVER IN ENTERING INTO THIS TRANSACTION.

(i) Waivers by Obligor and Subordinated Creditors. IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT, OBLIGOR AND EACH SUBORDINATED CREDITOR WAIVES (i) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, (ii) ANY OBJECTION AS TO NASSAU OR SUFFOLK COUNTY, NEW YORK, BASED ON FORUM NON CONVENIENS OR VENUE, AND (iii) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

(j) Acknowledgement by Obligor and Subordinated Creditors. OBLIGOR AND EACH SUBORDINATED CREDITOR ACKNOWLEDGES THAT IT MAKES THE WAIVERS SET FORTH IN SECTIONS 13(h) AND 13(i) KNOWINGLY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF SUCH WAIVER WITH ITS ATTORNEYS. OBLIGOR AND EACH SUBORDINATED CREDITOR FURTHER ACKNOWLEDGES THAT NO SENIOR CREDITOR HAS AGREED WITH OR REPRESENTED TO OBLIGOR OR ANY SUBORDINATED CREDITOR THAT THE PROVISIONS OF SECTIONS 13(h) AND 13(i) WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

(k) Amendments; Waivers; Remedies. No amendment, modification or waiver of any provision of this Agreement and no consent by any Senior Creditor to any departure herefrom or therefrom by Obligor or any Subordinated Creditor shall be effective unless such amendment, modification or waiver shall be in writing and signed by such Senior Creditor, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on Obligor or any Subordinated Creditor not required by the terms of this Agreement in any case shall entitle Obligor or any Subordinated Creditor to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein or therein. The rights and remedies of Senior Creditors under this Agreement shall be cumulative and not alternative.

(l) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(m) Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart. Delivery of an executed signature page of this Agreement by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.

(n) Notices. All notices or other communications provided for or permitted herein shall be in writing and either mailed by certified mail, return receipt requested, or delivered by internationally recognized overnight courier, to the party intended to receive the same at its address first set forth above or at such other address as such party shall designate by a notice given pursuant to this Section 13(n); provided, however, that notwithstanding anything to the contrary contained herein, notices given to Obligor’s or any Subordinated Creditor’s agent for service of process at such agent’s address first set forth above or at such other address for such agent as designated by a notice given pursuant to Section 13(d) and this Section 13(n) shall be deemed notice given to Obligor or such Subordinated Creditor, as the case may be. Notices to any Senior Creditor other than BNB shall be given to such Senior Creditor at BNB’s address for notices hereunder, unless and until such other Senior Creditor designates a different address by a notice given pursuant to this Section 13(n). Notices to any Subordinated Creditor other than Graham shall be given to such Subordinated Creditor at Graham’s address for notices hereunder, unless and until such other Subordinated Creditor designates a different address by a notice given pursuant to this Section 13 (n). All such notices, etc., shall be deemed given when received or delivery is refused.

(o) Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”.

Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, renewed, supplemented, replaced or otherwise modified (subject to any restrictions on such amendments, restatements, renewals, supplements, replacements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns, (iii) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement, (v) any references to a Person’s Affiliates or Subsidiaries refers to all existing and future Affiliates and Subsidiaries of such Person, and (vi) any reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

(p) Construction. Obligor and each Subordinated Creditor acknowledges that it has been represented by, or has had the opportunity to be represented by, independent legal counsel and that such Person has carefully considered and negotiated the language of this Agreement. Accordingly, this Agreement shall not be subject to the principle of construing its meaning against the party that drafted this Agreement.

(q) Judgment Currency. All payments required to be made by Obligor or any Subordinated Creditor hereunder shall be made in United States Dollars. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in United States Dollars into another currency, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Senior Creditors could purchase United States Dollars with such other currency at the buying spot rate of exchange in the New York foreign exchange market on the Business Day immediately preceding that on which any such judgment, or any relevant part thereof, is given. The obligations of Obligor and each Subordinated Creditor in respect of any sum due to Senior Creditors hereunder and under the other Loan Documents shall, notwithstanding any judgment in a currency other than United States Dollars, be discharged only to the extent that on the Business Day following receipt by Senior Creditors of any sum adjudged to be so due in such other currency Senior Creditors may, in accordance with normal banking procedures, purchase Unites States Dollars with such other currency. If the amount of United States Dollars so purchased is less than the sum originally due to Senior Creditors in United States Dollars, the party required to pay such sum to Senior Creditors agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify Senior Creditors against such loss. If the amount of Unites States Dollars so purchased exceeds the sum originally due to Senior Creditors in Unites States Dollars, Senior Creditors shall remit such excess to the party paying such sum.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have executed this Subordination Agreement on the date first above written.

OBLIGOR:

PSYOP MEDIA COMPANY, LLC

By:
Name:
Title:

By:
Name:
Title:

MARK STEWART GRAHAM, AS INITIAL SUBORDINATED CREDITOR:

MARK STEWART GRAHAM

Signature of Witness

Name of Witness

Address of Witness

Occupation of Witness

SIGNATURE PAGE TO SUBORDINATION AGREEMENT

BNG, AS INITIAL SENIOR CREDITOR:

BNG BANK

By:
JoAnn Bello, Vice President

SIGNATURE PAGE TO SUBORDINATION AGREEMENT

EXHIBIT A

Redemption Date	Redemption Amount
May 2018	£20,849
_ June 2018 and each _ day of each calendar month thereafter until the last Redemption Date of __ April 2022	£20,833

EXHIBIT TO SUBORDINATION AGREEMENT